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                                                                    EXHIBIT 99.2

                                RULE 438 CONSENT

      In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of Intermountain Community Bancorp ("Intermountain") in the registration statement on Form S-4 to be filed by Intermountain with the Securities and Exchange Commission on or about September 10, 2004.

                                        /s/ Jim Patrick
                                        ----------------------------------------
                                        Jim Patrick

                                        Date Signed: September 8, 2004